UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

China Health Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51060	86-0827216
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

168 Binbei Street, Songbei District, Harbin City
Heilongjiang Province, People’s Republic of China	150028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-88100688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2015 Equity Incentive Plan

On March 27, 2015 the Board of Directors (the “Board”) of China Health Industries Holdings, Inc., a company incorporated under the laws of the state of Delaware (the “Company”), adopted the Company’s 2015 Equity Incentive Plan (the “Plan”), which became effective as of such date. The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Exchange Act. A summary of the principal provisions of the Plan is set forth below. This summary is qualified by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1.

The aggregate number of shares of common stock, that may be issued under the Plan is 6,000,000 shares. In the event that the Board determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the common stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of common stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of shares of common stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards, and (iii) the exercise price with respect to any stock option, or make provision for an immediate cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

The Plan shall be administered by the committee of the Board established to administer the Plan (the “Committee”). The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. The Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan, including, without limitation, (a) selecting the Plan’s participants, (b) making awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such awards as the Committee shall deem appropriate, (d) determining the denomination of any Award, including U.S. Dollars, Chinese Renminbi or other local currency, and (e) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any award agreement. If no such Committee is appointed, the Plan shall be administered by the Board.

Individuals eligible for awards under the Plan shall consist of employees (including officers), directors and consultants, or those who will become employees (including officers), directors and consultants, of the Company and/or its subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company or any subsidiary.

The Plan shall be effective upon its approval by the Board and adoption by the Company. The Plan shall terminate on March 27, 2025, except with respect to awards then outstanding. After such date no further awards shall be granted under the Plan.

Compensatory Arrangement with Mr. Sun

On March 30, 2015, the Company granted Mr. Xin Sun, Chief Executive Officer and Chief Financial Officer of the Company, 3,000,000 shares of the restricted shares as equity compensation for the fiscal years ended June 30, 2015 and 2016. The grant was pursuant to the Plan and a Restricted Stock Award Agreement, and was based on the exemption afforded by Regulation S under the Securities Act of 1933, as amended. A copy of the form Restricted Stock Award Agreement is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	China Health Industries Holdings, Inc. 2015 Equity Incentive Plan, effective as of March 27, 2015

10.2	Form of the Restricted Stock Award Agreement

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

By:	/s/ Xin Sun
Name:	Xin Sun
Title:	Chief Executive Officer and Chief Financial Officer